EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

Each of the undersigned Chief Executive Officer and Chief Financial Officer of Prudential Bancorp, Inc. of Pennsylvania (the “Registrant”) hereby certifies that the Registrant’s Form 10-Q for the quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Thomas A. Vento
Name: Thomas A. Vento
Title: Chairman, President and Chief Executive Officer

Date: August 14, 2013

/s/ Joseph R. Corrato
Name: Joseph R. Corrato
Title: Executive Vice President and Chief Financial Officer

Date: August 14, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Prudential Bancorp, Inc. of Pennsylvania and will be retained by Prudential Bancorp, Inc. of Pennsylvania and furnished to the Securities and Exchange Commission or its staff upon request.